Exhibit 99.1

News Release

NYSE: BPL	Buckeye Partners, L.P. Five TEK Park 9999 Hamilton Blvd. Breinigsville, PA 18031

Contact:         Stephen R. Milbourne,                                                                                                                                      08-03

                                                      Manager, Investor Relations

                                                      smilbourne@buckeye.com

                                                      (800) 422-2825

BUCKEYE PARTNERS, L.P. REPORTS FOURTH QUARTER 2007 AND YEAR END
RESULTS AND INCREASES QUARTERLY DISTRIBUTION

Breinigsville, PA — January 24, 2008. . . Buckeye GP LLC (“Buckeye GP”), the general partner of Buckeye Partners, L.P. (NYSE:BPL) (the “Partnership”), today reported financial results for the Partnership for the fourth quarter of 2007, as well as the full year 2007.  The Partnership’s net income for the fourth quarter of 2007 was $46.7 million, or $0.85 per LP unit, compared with net income of $35.8 million, or $0.75 per LP unit, reported for the fourth quarter of 2006.  Net income per LP unit in the fourth quarter of 2007 includes an increase in the average number of LP units outstanding during the fourth quarter to 44.4 million from an average of 39.4 million LP units outstanding in the fourth quarter of 2006.

Revenue in the fourth quarter of 2007 increased by 12.3 percent to $143.8 million from revenue of $128.0 million in the fourth quarter of 2006.  Operating income in the fourth quarter of 2007 was $58.0 million, compared with operating income of $47.5 million in the fourth quarter of 2006.  Pipeline volumes in the fourth quarter of 2007 were 1,465,600 barrels per day compared to 1,473,400 barrels per day in the fourth quarter of 2006.

The Partnership reported net income for the full year 2007 of $155.4 million, or $3.03 per LP unit.  The Partnership’s net income in 2006 was $110.2 million, or $2.64 per LP unit.  Revenue in 2007 increased to $519.3 million from revenue of $461.8 million in 2006.  Operating income in 2007 increased to $202.1 million from operating income of $177.1 million reported for 2006.  Net income per LP unit in 2007 reflects an increase in the average number of LP units outstanding during 2007 to 42.1 million from an average of 39.2 million LP units outstanding during 2006.

Buckeye - 2007 Fourth Quarter Earnings

                                                The Partnership’s net income for the full year 2007 includes an amendment of the Partnership’s limited partnership agreement and the incentive compensation agreement between Buckeye GP and the Partnership which changed the incentive compensation paid to Buckeye GP from a compensation payment to a partnership distribution, effective as of the fourth quarter of 2006, as described in the Partnership’s Form 10-K for the year ended December 31, 2006.  Accordingly, net income for the full year 2007 was $30.0 million higher than it would have been if the Partnership’s limited partnership agreement and incentive compensation agreement had not been amended.

The Board of Directors of Buckeye GP also declared a regular quarterly partnership cash distribution of $0.8375 per LP unit payable February 29, 2008, to unitholders of record on February 5, 2008.  This cash distribution represents a quarterly increase in the distribution of $0.0125 per LP unit to an indicated annual cash distribution level of $3.35 per LP unit.  This is the 84th consecutive quarterly cash distribution paid by the Partnership.

Forrest E. Wylie, Chief Executive Officer of Buckeye, stated, “We are pleased to announce increases in revenue, operating income and net income for the fourth quarter of 2007 and for the full year 2007 compared with the comparable periods in 2006.  In 2007 the Partnership continued its track record of growth with the acquisition of six terminals.  In addition, the Partnership closed earlier this month on the purchase of a major natural gas storage facility in northern California.  Based on Buckeye’s strong financial performance in the fourth quarter, we are pleased to announce another increase in our quarterly cash distribution to unitholders from $3.30 per LP unit to $3.35 per LP unit on an annualized basis.”

                                                The Partnership will host a conference call to discuss the fourth quarter 2007 and full year 2007 results  on Friday, January 25, 2008, at 11:00 a.m. Eastern Time.  Investors are invited to listen to the conference call via the Internet, on either a live or replay basis at: http://www.videonewswire.com/event.asp?id=45103.  Interested parties may participate in the call by joining the conference at 719-325-4763 and referencing conference ID 9640526.  An audio replay of the conference call will also be available through January 30, 2008 by dialing (719) 457-0820 Code: 9640526.

                                                Buckeye Partners, L.P., through its operating subsidiaries, owns and operates one of the largest independent refined petroleum products pipeline systems in the United States in terms of volumes delivered, with approximately 5,400 miles of pipeline.  The Partnership also owns 51 active refined petroleum products terminals with an aggregate storage capacity of approximately 20.0 million barrels in Illinois, Indiana, Massachusetts, Michigan, Missouri, New York, Ohio, Pennsylvania and Wisconsin; operates and maintains approximately 2,700 miles of pipeline under agreements with major oil and chemical companies; and owns and operates a natural gas storage facility in California with approximately 22 Bcf of working gas capacity.  For more information about Buckeye Partners, L.P., visit the Partnership’s website at www.buckeye.com.

* * * * *

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that the General Partner believes to be reasonable as of today’s date.  Actual results may differ significantly because of risks and uncertainties that are difficult to predict and many of which are beyond the control of the Partnership.  Among them are (1) adverse weather conditions resulting in reduced demand; (2) changes in rate regulation by the Federal Energy Regulatory Commission; (3) changes in other laws and regulations, including safety, tax and accounting matters; (4) competitive pressures from other transportation services and alternative energy sources; (5) liability for environmental claims; (6) improvements in energy efficiency and technology resulting in reduced demand; (7) the inability to integrate acquired assets successfully with the Partnership’s existing assets and to realize anticipated cost savings and other efficiencies; (8) labor relations; (9) changes in real property tax assessments; (10) regional economic conditions; (11) market prices of petroleum products and the demand for those products in the Partnership’s service territory; (12) disruptions to the air travel system; (13) security issues relating to the Partnership’s assets; (14) interest rate fluctuations and other capital market conditions; (15) construction costs, unanticipated capital expenditures and operating expenses to repair or replace the Partnership’s assets; (16) availability and cost of insurance on the Partnership’s assets and operations; (17) expansion in the operations of the Partnership’s competitors; (18) shut-downs or cutbacks at major refineries that use the Partnership’s services; and (19) the treatment of the Partnership as a corporation for federal income tax purposes or if the Partnership becomes subject to entity-level taxation for state tax purposes.  You should read the Partnership’s Annual Report on Form 10-K, and its most recently filed Form 10-Q, for a more extensive list of factors that could affect results. The Partnership undertakes no obligation to revise its forward-looking statements to reflect events or circumstances occurring after today’s date.

BUCKEYE PARTNERS, L.P.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per unit amounts)

(Unaudited)

	Three Months Ended December 31		Twelve Months Ended December 31

	2007	2006	2007	2006

Revenue	$143,799	$128,001	$519,347	$461,760

Costs and expenses:
Operating expenses	68,756	64,289	250,731	221,438
Depreciation and amortization	11,226	11,281	44,651	44,039
General and administrative	5,798	4,955	21,885	19,216
Total costs and expenses	85,780	80,525	317,267	284,693

Operating income	58,019	47,476	202,080	177,067

Other income (expenses):
Investment and equity income	1,769	2,060	8,965	7,296
Interest and debt expense	(11,727)	(13,434)	(50,378)	(52,113)

General partner incentive compensation	—	—	—	(18,277)
Minority interest and other	(1,364)	(303)	(5,311)	(3,733)
Total other income (expenses)	(11,322)	(11,677)	(46,724)	(66,827)

Net income	$46,697	$35,799	$155,356	$110,240
Net income allocated to General Partner	$9,062	$6,302	$27,796	$6,763
Net income allocated to Limited Partners	$37,635	$29,497	$127,560	$103,477

Earnings per LP unit - diluted	$0.85	$0.75	$3.03	$2.64

Average number of LP units - diluted	44,370	39,441	42,139	39,202

Pipeline Operating Data:

Volume (thousand barrels / day)	1,465.6	1,473.4	1,447.4	1,450.3

Barrel-miles (billions)	17.9	17.9	70.2	69.9

Average tariff rate (cents / barrel)	66.7	62.3	63.4	60.0

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